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                                 AMENDMENT NO. 1
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS


         This Amendment dated as of July 16, 2004, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated April 30, 2004, between A I M Advisors, Inc., hereinafter "Adviser," 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and INVESCO Institutional (N.A.), Inc. "Sub-Adviser," 1360 Peachtree Street, N.E., Suite 100, Atlanta, Georgia 30309.

                              W I T N E S S E T H:

         WHEREAS, the parties entered into the Contract with respect to AIM V.I. Real Estate Fund, INVESCO VIF - Core Equity Fund, INVESCO VIF - Dynamics Fund, INVESCO VIF - Financial Services Fund, INVESCO VIF - Health Sciences Fund, INVESCO VIF - Leisure Fund, INVESCO VIF - Small Company Growth Fund, INVESCO VIF
- Technology Fund, INVESCO VIF - Total Return Fund and INVESCO VIF - Utilities Fund, series portfolios of AIM Variable Insurance Funds;

         WHEREAS, the parties desire to amend the Contract to terminate the sub-advisory services with respect to INVESCO VIF - Dynamics Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

AIM VARIABLE INSURANCE FUNDS

AIM V.I. Real Estate Fund

INVESCO VIF - Core Equity Fund

INVESCO VIF - Financial Services Fund

INVESCO VIF - Health Sciences Fund

INVESCO VIF - Leisure Fund

INVESCO VIF - Small Company Growth Fund

INVESCO VIF - Technology Fund

INVESCO VIF - Total Return Fund

INVESCO VIF - Utilities Fund"

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         2. In all other respects, the Contract is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Contract to be executed by their respective officers on the date first written above.

A I M ADVISORS, INC.                     INVESCO INSTITUTIONAL (N.A.), INC.


Adviser                                  Sub-Adviser

By:     /s/ Mark H. Williamson           By:         /s/ Jeffrey H. Kupor
   ---------------------------------        ------------------------------------

Name:      Mark H. Williamson            Name:  Jeffrey H. Kupor
     -------------------------------          ----------------------------------

Title:         President                 Title:  General Counsel and Secretary
      ------------------------------           ---------------------------------


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